      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1997
                                                       REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         ALLIED WASTE INDUSTRIES, INC.

                        ALLIED WASTE NORTH AMERICA, INC.
          (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)
                            ------------------------

               ALLIED WASTE INDUSTRIES, INC.                              ALLIED WASTE NORTH AMERICA, INC.
                          DELAWARE                                                    DELAWARE
                (STATE OR OTHER JURISDICTION                                (STATE OR OTHER JURISDICTION
             OF INCORPORATION OR ORGANIZATION)                           OF INCORPORATION OR ORGANIZATION)

                         88-0228636                                                  86-0843596
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260
                                 (602) 423-2946
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                                   STEVE HELM
                             VICE PRESIDENT, LEGAL
                         ALLIED WASTE INDUSTRIES, INC.
                  15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260
                                 (602) 423-2946
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                                 DAVID C. GOLAY
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                               ONE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10048
                                 (212) 859-8000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined
by market conditions.       ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                 MAXIMUM           PROPOSED MAXIMUM          PROPOSED
TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO BE         OFFERING PRICE      MAXIMUM AGGREGATE         AMOUNT OF
TO BE REGISTERED(1)                          REGISTERED(2)(3)          PER UNIT         OFFERING PRICE(4)      REGISTRATION FEE
==================================================================================================================================
Allied Common Stock, $.01 par value.......
Allied Preferred Stock, $.10 par value....
Allied Debt Securities, Allied Warrants...
Guarantees of AWNA Debt Securities(5).....
AWNA Debt Securities......................
----------------------------------------------------------------------------------------------------------------------------------
        Total.............................   $800,000,000(6)(7)          (6)            $800,000,000(7)(8)         $242,424
==================================================================================================================================

(1) Also includes such indeterminate number of shares of Allied Common Stock and Allied Preferred Stock and amount of Allied Debt Securities and AWNA Debt Securities and Guarantees of AWNA Debt Securities as may be issued upon conversion of or exchange for any other Allied Preferred Stock, Allied Debt Securities or AWNA Debt Securities that provide for conversion or exchange into other Securities.
(2) Or, if any Allied Debt Securities or AWNA Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate public offering price of $800,000,000.
(3) In U.S. dollars or the equivalent thereof in foreign currency or currency units.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(5) No separate consideration will be received for the Guarantees of AWNA Debt Securities.
(6) Not specified as to each class of Securities to be registered pursuant to General Instruction II.D of Form S-3.
(7) Such amount represents the aggregate principal amount of the Allied Debt Securities and AWNA Debt Securities issued at their principal amount, the aggregate issue price (rather than the principal amount) of any Allied Debt Securities and AWNA Debt Securities issued at an original issue discount, the aggregate liquidation preference of any Allied Preferred Stock, the aggregate amount used when computing the registration fee pursuant to Rule 457(c) under the Securities Act for any Allied Common Stock, the aggregate issue price of any Allied Warrants and the aggregate exercise price of any Securities issuable upon the exercise of Allied Warrants.
(8) No separate consideration will be received for the Allied Debt Securities, AWNA Debt Securities, Allied Preferred Stock or the Allied Common Stock issuable upon conversion of Allied Debt Securities, AWNA Debt Securities or Allied Preferred Stock.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                   SUBJECT TO COMPLETION, DATED JULY 1, 1997
PROSPECTUS
LOGO                     ALLIED WASTE INDUSTRIES, INC.
          COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES AND WARRANTS

                        ALLIED WASTE NORTH AMERICA, INC.
                                DEBT SECURITIES
              PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST
                         UNCONDITIONALLY GUARANTEED BY
            ALLIED WASTE INDUSTRIES, INC. AND SUBSIDIARY GUARANTORS
                            ------------------------
    Allied Waste Industries, Inc. ("Allied") may offer, from time to time, together or separately, (i) shares of its common stock, $.01 par value (the "Common Stock"), (ii) shares of its preferred stock, $.10 par value (the "Preferred Stock"), (iii) debt securities (the "Allied Debt Securities"), which may be either senior debt securities ("Senior Allied Debt Securities") or senior subordinated debt securities ("Senior Subordinated Allied Debt Securities"), consisting of debentures, notes and other secured or unsecured evidences of indebtedness in one or more series, and (iv) warrants to purchase securities of Allied as shall be designated by Allied at the time of the offering (the "Warrants"), in each case, in amounts, at prices and on the terms to be determined at the time of the offering.

    In addition, Allied Waste North America, Inc. ("AWNA"), a wholly owned subsidiary of Allied, may offer, from time to time, debt securities (the "AWNA Debt Securities", and together with the Allied Debt Securities, the "Debt Securities"), which may be either senior debt securities ("Senior AWNA Debt Securities" and, together with the Senior Allied Debt Securities, the "Senior Debt Securities") or senior subordinated debt securities ("Senior Subordinated AWNA Debt Securities" and, together with the Senior Subordinated Allied Debt Securities, the "Senior Subordinated Debt Securities"), consisting of debentures, notes and other secured or unsecured evidences of indebtedness in one or more series and which will be unconditionally guaranteed, jointly and severally, in the case of Senior AWNA Debt Securities, on a senior basis (the "Senior Guarantees"), and, in the case of Senior Subordinated AWNA Debt Securities, on a senior subordinated basis (the "Senior Subordinated Guarantees" and together with the Senior Guarantees, the "Guarantees") as to payment of principal, premium, if any, and interest by Allied and all Restricted Subsidiaries (as defined herein) of AWNA, other than Reliant Insurance Company (the "Subsidiary Guarantors", and together with Allied in its capacity as guarantor, the "Guarantors") in the amounts, at prices and on the terms to be determined at the time of the offering. The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively called the "Securities."

    The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will have an aggregate public offering price of up to $800,000,000 (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by Allied or AWNA, as the case may
be). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Common Stock, the aggregate number of shares offered, the public offering price and other terms of the offering and sale thereof, (ii) in the case of Preferred Stock, the specific title, the aggregate number of shares offered, any dividend (including the method of calculating payment of dividends), liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other securities and the public offering price and other terms of the offering and sale thereof, (iii) in the case of Debt Securities, the specific title, the aggregate principal amount, aggregate offering price, the denomination, the maturity, the premium, if any, the interest rate (which may be fixed, floating or adjustable), if any, the time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, whether such Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities, whether such Debt Securities are secured or unsecured, and, if secured, the security and related terms in connection therewith, any terms of redemption at the option of Allied or AWNA, as the case may be, or repayment at the option of the holder, any sinking fund provisions, the terms for any conversion or exchange into other securities, any other special terms, and the public offering price and the other terms of the offering and sale thereof, and (iv) in the case of Warrants, the number and terms thereof, the duration, the purchase price, the exercise price and a description of the securities for which each Warrant is exercisable.

    Unless otherwise specified in a Prospectus Supplement, (i) the Senior Debt Securities, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of Allied or AWNA, as the case may be, and will rank senior in right of payment to all subordinated obligations of Allied or AWNA, as the case may be, (ii) the Senior Guarantees, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of the Guarantors, and will rank senior in right of payment to all subordinated obligations of the Guarantors, (iii) the Senior Subordinated Debt Securities, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined herein) of Allied or AWNA, as the case may be, including all Senior Debt Securities of Allied or AWNA, as the case may be, and will rank pari passu in right of payment with all other senior subordinated obligations of Allied or AWNA, as the case may be, and (iv) the Senior Subordinated Guarantees, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt of the Guarantors, including, in the case of Allied, all Senior Allied Debt Securities, and will rank pari passu in right of payment with all other senior subordinated obligations of the Guarantors. Holders of secured obligations of Allied, AWNA and the Guarantors, including secured Allied Debt Securities, secured AWNA Debt Securities and secured Guarantees, respectively, will, however, have claims that are prior to the claims of holders of unsecured Allied Debt Securities, AWNA Debt Securities and Guarantees, respectively, with respect to the assets securing such secured obligations. Allied conducts its operations through AWNA, which is subject, under certain of its debt instruments, to certain restrictions on its ability to pay funds to Allied. All Allied Debt Securities and Guarantees of Allied will effectively be subordinate in right of payment to the prior payment in full of all indebtedness of Allied's subsidiaries, and all other obligations and other liabilities, including trade payables, of Allied's subsidiaries, including all AWNA Debt Securities.

    The Common Stock is listed on the Nasdaq National Market tier of the Nasdaq Stock Market under the trading symbol "AWIN." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the Nasdaq National Market tier of the Nasdaq Stock Market, subject to official notice of issuance.

    Debt Securities of a series may be issued in registered form, in a form registered as to principal only, or in bearer form (with or without coupons attached), or any combination of such forms. In addition, all or a portion of the Debt Securities may be issued in temporary or definitive global form. Debt Securities in bearer form are offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions and other exempt persons.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    The Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of Allied or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters will be set forth in, and any applicable commissions or discounts will be set forth in or may be calculated from, the Prospectus Supplement with respect to such Securities.
                            ------------------------

               The date of this Prospectus is            , 1997.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

     Allied is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). AWNA is also subject to the informational requirements of the Exchange Act, but is not required to file separate reports, proxy statements or other information with the Commission as long as certain information regarding AWNA is contained in Allied's reports on Form 10-K and 10-Q. Such information is contained in Allied's Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Information as of particular dates concerning its directors and officers and any material interest of such persons in transactions with Allied is disclosed in proxy statements distributed to stockholders and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C. at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and other information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the National Market tier of the Nasdaq Stock Market ("Nasdaq"). Reports, proxy material and other information concerning securities of Allied can also be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") filed by Allied and AWNA with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement omit certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. For further information with respect to Allied, AWNA and the Securities, reference is made to the Registration Statement, including the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete, and, with respect to each such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy of the document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference the following documents of Allied heretofore filed by it with the Commission:

          1. Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A-1 filed with the Commission on April 30, 1997;

          2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

          3. Current Reports on Form 8-K filed with the Commission on January 9, 1997, January 30, 1997 (as amended by Form 8-K/A-1 filed with the Commission on February 14, 1997), February 19, 1997 and May 2, 1997 and Amendment to Current Report on Form 8-K/A-4 filed with the Commission on February 19, 1997.

          4. The description of Allied's Common Stock contained in Allied's Registration Statement on Form S-1 (No. 33-99886), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by Allied pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus or any Prospectus Supplement and prior to the termination of the offering of the Securities are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     Allied will provide without charge to each person to whom this Prospectus or any Prospectus Supplement is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus or any Prospectus Supplement incorporates). Requests for copies of such documents should be directed to Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, telephone (602) 423-2946, Attention: Investor Relations.

                                USE OF PROCEEDS

     Except as may be otherwise stated in any Prospectus Supplement, Allied and/or AWNA intend to use the net proceeds from the sale of the Securities for general corporate purposes, which may include, among other things, strategic acquisitions, refinancing of indebtedness, working capital, capital expenditures and repurchases and redemptions of securities. Allied and AWNA have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from any sale of Securities will be included in the Prospectus Supplement relating to such Securities.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth Allied's ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated:

                                                                                                THREE
                                                                                               MONTHS
                                                              YEAR ENDED DECEMBER 31,           ENDED
                                                         ----------------------------------   MARCH 31,
                                                         1992   1993   1994   1995    1996      1997
                                                         -----  -----  ----   -----  ------   ---------
Ratio of earnings to fixed charges.....................  1.5x   1.4x    (1)   1.5x     (2)       1.2x
Ratio of earnings to fixed charges and preferred stock
  dividends............................................  1.3x   1.2x    (1)   1.1x     (2)       1.1x

---------------
(1) Earnings were insufficient to cover fixed charges and fixed charges and preferred stock dividends by $8,049,000 and $12,687,000, respectively.

(2) Earnings were insufficient to cover fixed charges and fixed charges and preferred stock dividends by $79,384,000 and $80,463,000, respectively.

     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before taxes and fixed charges (exclusive of preferred stock dividends). For purposes of calculating both ratios, fixed charges include interest expense and capitalized interest.

                          DESCRIPTION OF CAPITAL STOCK

     Pursuant to Allied's Certificate of Incorporation, as amended (the "Certificate"), the authorized capital stock of Allied consists of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 100,000 shares are designated as 7% Cumulative Convertible Preferred Stock (the "7% Preferred Stock"). The following description of certain of Allied's capital stock is a summary, does not purport to be complete or to give effect to applicable statutory or common law and is subject in all respects to the applicable provisions of the Certificate and the information herein is qualified in its entirety by this reference.

COMMON STOCK

     At March 31, 1997, Allied had outstanding 75,813,070 shares of Common Stock. Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters on which the stockholders are entitled or permitted to vote. Holders of Common Stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by Allied's Board of Directors out of funds legally available therefor. On liquidation or dissolution, holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of Preferred Stock. Holders of Common Stock have no redemption, conversion or preemptive rights. The Common Stock is listed on the Nasdaq National Market tier of Nasdaq under the symbol "AWIN."

PREFERRED STOCK

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The terms, if any, on which shares of any series of Preferred Stock are convertible or exchangeable into Common Stock will also be set forth in the

Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Allied, in which case the number of shares of Common Stock to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement. The description of the terms of a particular series of Preferred Stock that will be set forth in the applicable Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

     7% Preferred Stock. At March 31, 1997, Allied had outstanding 9,496 shares of 7% Preferred Stock. Pursuant to the 7% Preferred Certificate of Designation, Preferences, Rights and Limitations (the "7% Certificate of Designation"), the 7% Preferred Stock has no voting rights. The 7% Preferred Stock has a liquidation preference of $1,000 per share, subject to adjustment. Dividends on the 7% Preferred Stock are $70.00 per annum and are cumulative and payable quarterly. The first 9,963 shares of 7% Preferred Stock are currently convertible into shares of the Common Stock at the rate of $7.00 (142.857 shares of Common Stock per share of 7% Preferred Stock) per share of Common Stock, subject to adjustment in the event of stock splits, dividends and recapitalizations involving the Common Stock. The remaining shares of 7% Preferred Stock will be convertible into shares of Common Stock at 130% of the market price (as defined).

     Under the 7% Certificate of Designation, Allied may redeem any part, on a pro rata basis, of the 7% Preferred Stock at any time.

     Other Designated Preferred Stock. Allied currently has 800,000 shares of preferred stock designated as Series C Convertible Preferred Stock, 267,000 shares of Preferred Stock designated as Series D Convertible Preferred Stock, 30,000 shares of Preferred Stock designated as 9% Cumulative Convertible Preferred Stock and 20,000 shares of Preferred Stock designated as $90 Cumulative Convertible Preferred Stock, none of which is outstanding.

SPECIAL PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND DELAWARE LAW

     The provisions of the Certificate and Allied's Bylaws, as amended (the "Bylaws"), summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by a stockholder.

     Pursuant to the Certificate, the Board of Directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Allied.

     The Bylaws provide that stockholders' nominations for the Board of Directors and proposals for other business to be transacted at stockholders' meetings must be timely received by Allied and must comply with specified form and content requirements. The Bylaws also provide that special meetings of stockholders may be called only by the Board or by a specifically authorized committee of the Board. The Certificate and the Bylaws provide that the Bylaws may be altered, amended or repealed by the Board of Directors.

     Limitation of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law ("Section 102(b)") authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of directors to Allied or its stockholders to the fullest extent permitted by Section 102(b). Specifically, directors of Allied will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Allied or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Indemnification. To the maximum extent permitted by law, the Certificate and the Bylaws provide for mandatory indemnification of directors, officers, employees and agents of Allied against all expenses, liabilities and losses to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of Allied. In addition, Allied must advance or reimburse directors and officers and may advance or reimburse employees and agents for expenses incurred by them in connection with indemnifiable claims.

     Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of Allied pursuant to the foregoing provisions, Allied has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Delaware Anti-Takeover Law. Section 203 of the Delaware General Corporation Law ("Section 203") generally provides that a stockholder, and the affiliates and associates of such stockholder, acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) in the corporation for a period of three years after the date on which the stockholder became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the corporation's board of directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to such person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

     Section 203 defines the term Business Combination to encompass a wide variety of transactions with or caused by an Interested Stockholder, including transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, such as mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

     The provisions of Section 203, coupled with the Board's authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of Allied. The provisions also could discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders. Allied's stockholders, by adopting an amendment to the Certificate, may elect not to be governed by Section 203 effective 12 months after such adoption. Neither the Certificate nor the Bylaws exclude Allied from the restrictions imposed by Section 203.

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

     The following description of the terms of Allied Debt Securities and the terms of the AWNA Debt Securities sets forth certain general terms and provisions of such Debt Securities. To the extent any terms described below apply specifically (i) to the Allied Debt Securities or the AWNA Debt Securities, specific references to "Allied Debt Securities" or "AWNA Debt Securities" will be made, otherwise references to "Debt Securities" shall be deemed to apply to both the Allied Debt Securities and the AWNA Debt Securities,
(ii) to the Senior Allied Debt Securities or the Senior AWNA Debt Securities, specific references to "Senior Allied Debt Securities" or "Senior AWNA Debt Securities" will be made, otherwise references to "Senior Debt Securities" shall be deemed to apply to both the Senior Allied Debt Securities and the Senior AWNA Debt Securities and (iii) to the Senior Subordinated Allied Debt Securities or the Senior Subordinated AWNA Debt Securities, specific references to "Senior Subordinated Allied Debt Securities" or "Senior Subordinated AWNA Debt Securities" will be made, otherwise references to "Senior Subordinated Debt Securities" shall be deemed to apply to both the Senior Subordinated Allied Debt Securities and the Senior Subordinated AWNA Debt Securities. The extent, if any, to which such general provisions do not apply to the Debt Securities offered by any Prospectus Supplement will be described in such Prospectus Supplement.

     The Senior Allied Debt Securities offered hereby are to be issued in one or
more series under the Indenture dated as of               , 1997, as amended or
supplemented from time to time (as so amended or supplemented, the "Senior Allied Indenture") between Allied and First Bank National Association, as trustee (the "Senior Allied Trustee"). The Senior Subordinated Allied Debt Securities offered hereby are to be issued in one or more series under the
Indenture dated as of               , 1997 (as so amended or supplemented, the
"Senior Subordinated Allied Indenture) between Allied and First Bank National Association, as trustee (the "Senior Subordinated Allied Trustee"). The Senior AWNA Debt Securities offered hereby are to be issued in one or more series under
the Indenture dated as of               , 1997, as amended or supplemented from
time to time (as so amended or supplemented, the "Senior AWNA Indenture" and, together with the Senior Allied Indenture, the "Senior Indentures") between AWNA, Allied, as guarantor, the Subsidiary Guarantors and First Bank National Association, as trustee (the "Senior AWNA Trustee" and, together with the Senior Allied Trustee, the "Senior Trustees"). The Senior Subordinated AWNA Debt Securities offered hereby are to be issued in one or more series under the
Indenture dated as of               , 1997, as amended or supplemented from time
to time (as so amended or supplemented, the "Senior Subordinated AWNA Indenture" and, together with the Senior Subordinated Allied Indenture, the "Senior Subordinated Indentures") between AWNA, Allied, as guarantor, the Subsidiary Guarantors and First Bank National Association, as trustee (the "Senior Subordinated AWNA Trustee" and, together with the Senior Subordinated Allied Trustee, the "Senior Subordinated Trustees"). The Senior Indentures and the Senior Subordinated Indentures are referred to collectively herein as the "Indentures" and the Senior Trustees and the Senior Subordinated Trustees are referred to collectively herein as the "Trustees." Copies of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The terms of the Debt Securities include those stated in the applicable Indenture and those made a part of the applicable Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Debt Securities are subject to all such terms and the holders of Debt Securities are referred to the applicable Indenture and the TIA for a statement of such terms.

     The following summaries of certain provisions of each Indenture and the Debt Securities are not complete and are qualified in their entirety by reference to the provisions of each Indenture, including the definitions of capitalized terms used herein without definition. Numerical references in parentheses are to sections in the applicable Indenture and unless otherwise indicated capitalized terms have the meanings given them in the applicable Indenture.

GENERAL

     Unless otherwise specified in a Prospectus Supplement, (i) the Senior Debt Securities, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of Allied or AWNA, as the case may be, and will rank senior in right of payment to all subordinated obligations of Allied or AWNA, as the case may be, (ii) the Senior Guarantees, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of the Guarantors, and will rank senior in right of payment to all subordinated obligations of the Guarantors, (iii) the Senior Subordinated Debt Securities, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined herein) of Allied or AWNA, as the case may be, including all Senior Debt Securities of Allied or AWNA, as the case may be, and will rank pari passu in right of payment with all other senior subordinated obligations of Allied or AWNA, as the case may be, and (iv) the Senior Subordinated Guarantees, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt of Allied, including, in the case of Allied, all Senior Allied Debt Securities, and will rank pari passu in right of payment with all other senior subordinated obligations of the Guarantors. Holders of secured obligations of Allied, AWNA and the Guarantors, including secured Allied Debt Securities, secured AWNA Debt Securities and secured Guarantees, respectively, will, however, have claims that are prior to the claims of holders of unsecured Allied Debt Securities, AWNA Debt Securities and Guarantees, respectively with respect to the assets securing such secured obligations. Allied conducts its operations through AWNA, which is subject, under certain of its debt instruments, to certain restrictions on its ability to pay funds to Allied. All Allied Debt Securities and Guarantees of Allied will effectively be subordinate in right of payment to the prior payment in full of all indebtedness of Allied's subsidiaries and all other obligations and other liabilities, including trade payables, of Allied's subsidiaries, including all AWNA Debt Securities.

     The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of other secured or unsecured debt of Allied or AWNA, as the case may be, whether under any of the Indentures, or any other indenture that Allied or AWNA, as the case may be, may enter into in the future or otherwise. See "-- Subordination under the Senior Subordinated Indentures" and the Prospectus Supplement relating to any offering of Senior Subordinated Securities.

     The Debt Securities will be issuable in one or more series pursuant to an indenture supplement to the applicable Indenture or a resolution of Allied's, or AWNA's, as the case may be, Board of Directors or a committee thereof. (Section
2.1 of each Indenture)

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, and the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor;
(7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable or at which Debt Securities may be surrendered for registration of transfer or exchange; (8) the period or periods within which, the price or prices at which, if other than in United States dollars, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Allied or AWNA, as the case may be, (9) the obligation, if any, of Allied or AWNA, as the case may be, to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, if other than in United States dollars, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether Allied or AWNA, as the case may be, or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if the amount of principal of, or any premium or interest on, any of such Debt Securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) provisions, if any, granting special rights to the holders of Debt Securities upon the occurrence of such events as may be specified; (15) any addition to, or modification or deletion of, any Event of Default or any covenant of Allied, or AWNA or any Guarantor, as the case may be, specified in the Indenture with respect to such Debt Securities; (16) the circumstances under which Allied, or AWNA or any Guarantor, as the case may be, will pay additional amounts on the Debt Securities held by non-U.S. persons in respect of taxes, assessments or similar charges; (17) whether the Debt Securities will be issued in registered or bearer form or both; (18) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (19) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for such global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange such interests for certificated Debt Securities to be registered in the names of or to be held by such beneficial owners or their nominees; (20) in the case of the Senior Subordinated Indentures, the relative degree to which such Debt Securities of the series shall be senior to or be subordinated to other series of such Debt Securities, and to other indebtedness of Allied, or AWNA or any Guarantor, as the case may be, in right of payment, whether such other series of Debt Securities and other indebtedness are outstanding or not; (21) whether such Debt Securities are secured or unsecured and, if secured, the security and related terms in connection therewith; (22) the terms, if any, upon which such Debt Securities may be converted or exchanged into or for Common Stock, Preferred Stock or other securities or property of Allied; (23) any restrictions on the registration, transfer or exchange of the Debt Securities; and (24) any other terms not inconsistent with the terms of the Indentures pertaining to such Debt Securities. (Section 3.1 of each Indenture) Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

     The number of shares of Common Stock or Preferred Stock that will be issuable upon the conversion or exchange of any Debt Securities issued with conversion or exchange provisions will be adjusted to prevent dilution resulting from stock splits, stock dividends or similar transactions, and the nature and amount of the securities, assets or other property to be received upon the conversion or exchange of such Debt Securities will be changed as necessary in the event of any consolidation, merger, combination or similar transaction. The specific provisions will be set forth in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities in registered form will be issued in denominations of U.S.$1,000 or any integral multiples of U.S.$1,000 and Debt Securities in bearer form will be issued in denominations of U.S.$5,000 or any integral multiples of U.S.$5,000. (Section 3.2 of each Indenture) Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and material U.S. federal income tax considerations, applicable to any such Debt Securities and to payments in respect of and transfers and exchanges of such Debt Securities will be described in the applicable Prospectus Supplement. Debt Securities in bearer form will be transferable by delivery. (Section 3.5 of each Indenture)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Debt Securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

     The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving Allied that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at such office or agency of Allied or AWNA, as the case may be, maintained for that purpose as Allied or AWNA, as the case may be, may designate from time to time, except that, at the option of Allied or AWNA, as the case may be, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the holders of the Debt Securities entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2 of each Indenture) Each payment in respect of the Debt Securities shall be considered to have been made on the date such payment is due if there shall have been sent to the Trustee or paying agent by wire transfer (received by no later than the business day following such due date), or the Trustee or paying agent otherwise holds, on such due date sufficient funds to make such payment. (Section 9.1 of each Indenture) Unless otherwise indicated in an applicable Prospectus Supplement, scheduled payments of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each Indenture)

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Allied or AWNA, as the case may be, may appoint from time to time. The paying agents outside the United States, if any, initially appointed by Allied or AWNA, as the case may be, for a series of Debt Securities will be named in the Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, Allied or AWNA, as the case may be, may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable in registered form, Allied or AWNA, as the case may be, will be required to maintain at least one paying agent in each place of payment for such series and if Debt Securities of a series are issuable in bearer form, Allied or AWNA, as the case may be, will be required to maintain at least one paying agent in a place of payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of each Indenture)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Allied or AWNA, as the case may be, maintained for such purpose as designated by Allied or AWNA, as the case may be, from time to time. (Sections 3.5 and 9.2 of each Indenture) Debt Securities may be transferred or exchanged without service charge, although Allied or AWNA, as the case may be, may require a holder to pay any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each Indenture)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security"). Each Registered Global Security will be registered in the name of a depositary (the "Depositary") or a nominee for the Depositary identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any such other matters as may be provided for pursuant to the applicable Indenture. In such a case, one or more

Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3 of each Indenture) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be transferred or exchanged except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary, or except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5 of each Indenture)

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement.

     Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("Participants") that have accounts with the Depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Allied or AWNA, as the case may be, if such Debt Securities are offered and sold directly by Allied or AWNA, as the case may be. Ownership of beneficial interests in a Registered Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons who hold through Participants will be shown on, and the transfer of such beneficial interests within such Participants will be effected only through, records maintained by such Participants.

     So long as the Depositary for a Registered Global Security, or its nominee, is the owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Security represented by such Registered Global Security for all purposes under each Indenture. (Section 3.8 of each Indenture) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under such Indenture. Each of Allied and AWNA understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any instruction or action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such instruction or action, and such Participants would authorize beneficial owners owning through such Participants to give or take such instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

     Unless otherwise specified in the Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on the Debt Securities represented by a Registered Global Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. Each of Allied and AWNA expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal or interest in respect of such Registered Global Security, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Registered Global Security as shown on the records of the Depositary. Each of Allied and AWNA also expects that payments by Participants to owners of beneficial interests in such Registered Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in "street name," and will be the responsibility of such Participants. None of Allied, AWNA, any Guarantor, the respective Trustees or any agent of Allied, AWNA, any Guarantor or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any Registered

Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each Indenture)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as depositary of such Registered Global Security and a successor depositary is not appointed by Allied or AWNA, as the case may be, within 90 days, Allied or AWNA, as the case may be, will issue Debt Securities in certificated form in exchange for such Registered Global Security. In addition, Allied or AWNA, as the case may be, in its sole discretion may at any time determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in certificated form in exchange for all of the Registered Global Securities representing such series of Debt Securities. (Section 3.5 of each Indenture)

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section 3.4 of each Indenture) The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     Each Indenture permits Allied, or AWNA or any Guarantor, as the case may be, to consolidate with or merge into any person or persons or to sell, transfer or lease its properties and assets as, or substantially as, an entirety to any person if, (i) the person (if other than Allied, or AWNA or such Guarantor, as the case may be,) formed by such consolidation, or into which Allied, or AWNA or such Guarantor, as the case may be, is merged or which acquires or leases the properties and assets of Allied, or AWNA or such Guarantor, as the case may be, as, or substantially as, an entirety, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, (ii) such person expressly assumes Allied's, or AWNA's or such Guarantor's, as the case may be, obligations on the Debt Securities issued under such Indenture, (iii) immediately after giving effect to such consolidation, merger, sale, transfer or lease, no Default or Event of Default under such Indenture exists and (iv) with respect to any series of Debt Securities, Allied, or AWNA or such Guarantor, as the case may be, satisfies any other conditions, if any, established with respect to such series of Debt Securities pursuant to and in accordance with
Section 3.1 of the applicable Indenture. (Section 7.1 of each Indenture)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     Except as otherwise provided in a Prospectus Supplement relating to the Debt Securities of a particular series, Events of Default with respect to Debt Securities of any series are defined in each Indenture as (a) default in the payment of any interest on any Debt Security of that series, and the continuance of such default for a period of 30 days; (b) default in the payment of any installment of the principal of or any premium on any Debt Security of that series when due, whether at maturity, upon redemption, by declaration or otherwise or in the payment of a mandatory sinking fund payment when and as due by the forms of the Debt Securities of that series; (c) failure by Allied, or AWNA or any Guarantor, as the case may be, to comply with any other covenant or agreement contained in the Indenture under which the Debt Securities of that series were issued and the continuance of such default for a period of 90 days after written notice as provided in such Indenture; (d) certain events of bankruptcy, insolvency and reorganization of Allied, or AWNA or any Guarantor, as the case may be; and (e) default by Allied, or AWNA or any Guarantor, as the case may be, under any indenture or other instrument under which any indebtedness for borrowed money having an outstanding aggregate principal amount of at least $25 million has been issued or by which it is governed as a result of which such indebtedness shall have been accelerated, and such acceleration is not rescinded, cured or annulled within 30 days after written notice thereof to Allied, or AWNA or any Guarantor, as the case may be, by the Trustee for such series or to Allied, or AWNA or any Guarantor, as the case may be, and the Trustee for such series by the holders of at least 25% of the aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be cured or waived if the default that resulted in the acceleration of such other indebtedness is cured or waived, as the case may be. (Section 5.1 of each Indenture) Events of Default with respect to a specified series of Debt Securities may be deleted from or added to the Indenture or may be modified and, if so deleted, added or modified, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1 of each Indenture)

     Each Indenture provides that the relevant Trustee will, within 90 days after the occurrence of a Default that is continuing with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment of principal, premium, if any, or interest on the Debt Securities of that series, such Trustee shall be protected in withholding such notice if it in good faith determines that withholding such notice is in the interests of holders of the Debt Securities of that series. (Section 6.6 of each Indenture) "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default. (Section 1.1 of each Indenture)

     Each Indenture provides that, if an Event of Default specified therein (other than an Event of Default of the type described in clause (d) of the second preceding paragraph) occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all outstanding Debt Securities of that series (calculated as provided for in each Indenture) may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest, if any, on all the Debt Securities of that series to be due and payable and upon such declaration, such principal (or, in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and interest, if any, shall be immediately due and payable. If an Event of Default of the type described in clause (d) of the second preceding paragraph occurs with respect to the Debt Securities of any series and is continuing, then the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, the applicable portion of such principal amount) and accrued interest, if any, on all the Debt Securities of that series shall be immediately due and payable without any declaration or act on the part of the Trustee for such series or any holder of such Debt Securities. If the principal of and interest on Senior Subordinated Securities is accelerated as described in this paragraph, the payment of such principal and interest shall remain subordinated to the extent provided in Article 15 of the Senior Subordinated Indenture. (Section 5.2 of each Indenture)

     Each Indenture provides that the holders of not less than a majority in aggregate principal amount of any series of Debt Securities by written notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security or with respect to a covenant or provision that cannot be amended or modified without consent of each holder of such series of Debt Securities adversely affected. (Section 5.7 of each Indenture)

     Reference is made to the Prospectus Supplement relating to each series of Debt Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     Each Indenture provides that, if a Default or an Event of Default shall have occurred and be continuing, the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8 of each Indenture)

     Each Indenture includes a covenant that Allied, or AWNA, as the case may be, will file annually with the relevant Trustee a certificate as to the presence or absence of certain defaults under the terms of such Indenture. (Section 9.7 of each Indenture)

MODIFICATION AND WAIVER

     Each Indenture contains provisions permitting Allied, or AWNA and the Guarantors, as the case may be, and the relevant Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another entity to Allied, or AWNA or any Guarantor, as the case may be, and the assumption of the covenants and obligations of Allied, or AWNA or any Guarantor, as the case may be, under the Debt Securities and such Indenture by such successor to Allied, or AWNA or any Guarantor, as the case may be; (ii) to add to the covenants of Allied, or AWNA or any Guarantor, as the case may be, for the benefit of the holders of all or any series of Debt Securities or surrender any right or power conferred on Allied, or AWNA or any Guarantor, as the case may be, by such Indenture; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add to or change any provisions to such extent as necessary to facilitate the issuance or administration of Debt Securities in bearer form or to facilitate the issuance or administration of Debt Securities in global form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities; (ix) to permit payment in respect of Debt Securities in bearer form in the United States to the extent allowed by law; (x) to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that any such action does not adversely affect in any material respect the interests of any holder of Debt Securities of any series then outstanding; (xi) to cure any ambiguity, correct any mistake or comply with any mandatory provision of law; (xii) in the case of the Senior Subordinated Indentures, to modify the subordination provisions thereof in a manner not adverse to the holders of Senior Subordinated Securities of any series then outstanding; (xiii) to make provision with respect to any conversion or exchange rights of holders not adverse to the holders of any Debt Securities of any series then outstanding with such conversion or exchange rights, including providing for the conversion or exchange of Debt Securities into Common Stock or Preferred Stock or other securities or property of Allied; or
(xiv) to effect the qualification of such Indenture under the TIA or to add provisions expressly required under the TIA. (Section 8.1 of each Indenture)

     Each Indenture also contains provisions permitting Allied, or AWNA and the Guarantors, as the case may be, and the relevant Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series adversely affected by such supplemental indenture (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security;
(ii) reduce the principal on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the interest rate, or reduce the amount of premium, if any, payable upon the redemption of any Debt Security or change the manner in which the amount of the premium, if any, or interest is determined; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Indexed Security;
(v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after such payment has become due; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or reduce the quorum or voting requirements applicable to meetings of holders of Debt Securities issuable in bearer form; (viii) change the obligation of Allied to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) in the case of the Senior Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Senior Subordinated Securities of any series then outstanding;
(x) modify the provisions that set forth the provisions in each Indenture that may not be changed without the consent of the holder of each Debt Security affected thereby or (xi) make any change adversely affecting any rights of the holders to convert or exchange convertible or exchangeable Debt Securities. (Section 8.2 of each Indenture)

     The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by Allied, or AWNA or any Guarantor, as the case may be, with certain restrictive provisions of the applicable Indenture (Section 9.6 of each Indenture). The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 5.7 of each Indenture)

SUBORDINATION UNDER THE SENIOR SUBORDINATED INDENTURES

     The payment of the principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities will, in certain circumstances as set forth in the applicable Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt of Allied or AWNA, as the case may be. Upon any payment or distribution of assets of Allied or AWNA, as the case may be, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of Allied or AWNA, as the case may be, the holders of Senior Debt of Allied or AWNA, as the case may be, will be entitled to receive payment in full of the principal of (and premium, if any) and interest on such Senior Debt, including all amounts due or to become due on all such Senior Debt, or provision will be made for payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the holders of Senior Subordinated Debt Securities of Allied or AWNA, as the case may be, are entitled to receive any Securities Payments. "Securities Payment" means any payment or distribution of any kind, whether in cash, property or securities (including any payment or distribution deliverable by reason of the payment of any other Debt subordinated to the Senior Subordinated Debt Securities) on account of the principal of (and premium, if any) or interest on the Senior Subordinated Debt Securities or on account of the purchase or redemption or other acquisition of Senior Subordinated Debt Securities by Allied, AWNA or any subsidiary of Allied. In the event that, notwithstanding the foregoing, the applicable Senior Subordinated Trustee or the holder of any Senior Subordinated Debt Securities receives any Securities Payment before all Senior Debt of Allied, or AWNA, as the case may be, is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, then and in such event such Debt Securities Payment will be required to be paid over or delivered forthwith to the holders of Senior Debt for application to the payment of all Senior Debt of Allied or AWNA, as the case may be, remaining unpaid, to the extent necessary to pay such Senior Debt in full. (Sections 15.1 and 15.2 of the Senior Subordinated Allied Indenture and the Senior Subordinated AWNA Indenture)

     Allied or AWNA, as the case may be, may not make any Securities Payments if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on Senior Debt of Allied or AWNA, as the case may be, or if there has occurred and is continuing any event of default with respect to Senior Debt of Allied or AWNA, as the case may be, which has resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default), with respect to any Senior Debt of Allied or AWNA, as the case may be, permitting after notice or lapse of time (or both) the holders thereof (or a trustee on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and Allied or AWNA, as the case may be, and the applicable Senior Subordinated Trustee have received written notice thereof from the Agent Bank under the Credit Agreement (or if such Credit Agreement has been terminated, from any holder or holders of Senior Debt of Allied or AWNA, as the case may be, with a principal amount in excess of $50 million), then Allied may not make any Securities Payments for a period (a "blockage period") commencing on the date Allied or AWNA, as the case may be, and the applicable Senior Subordinated Trustee receive such written notice and ending on the earlier of (x) 179 days after such date and (y) the date if any, on which the Senior Debt of Allied or AWNA, as the case may be, to which such default relates is discharged or such default is waived or otherwise cured. (Section 15.3 of the Senior Subordinated Allied Indenture the Senior Subordinated AWNA Indenture)

     In any event, not more than one blockage period with respect to any Senior Subordinated Debt Securities may be commenced during any period of 360 consecutive days. No Senior Payment Default or Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Senior Debt of Allied or AWNA, as the case may be, will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, Allied or AWNA, as the case may be, makes any Securities Payment to the applicable Senior Subordinated Trustee or any holder of the applicable Senior Subordinated Debt Securities prohibited by the subordination provisions, then and in such event such Debt Securities Payment will be required to be paid over and delivered forthwith to the holders of the Senior Debt of Allied or AWNA, as the case may be. (Section
15.3 of the Senior Subordinated Allied Indenture and the Senior Subordinated AWNA Indenture)

     By reason of such subordination, in the event of insolvency, creditors of Allied or AWNA, as the case may be, who are not holders of Senior Debt of Allied or AWNA, as the case may be, or of the applicable Senior Subordinated Debt Securities may recover less, ratably, than holders of such Senior Debt and may recover more, ratably, than the holders of the applicable Senior Subordinated Debt Securities.

     "Senior Debt" means, except as otherwise provided in a Prospectus Supplement relating to any series of Debt Securities, (i) with respect to AWNA, Debt created pursuant to the Amended and Restated Credit Agreement dated June 5, 1997 among Allied, AWNA, Credit Suisse First Boston, Citibank, N.A., Goldman Sachs Credit Partners L.P. and the other bank lenders named therein (the "Credit Agreement"), (ii) with respect to Allied or AWNA, as the case may be, any Restricted Subsidiary of Allied or AWNA, as the case may be, or, in the case of the Senior Subordinated AWNA Indenture, any Guarantor, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,
(c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every Capital Lease Obligation of such Person and (e) every payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, whether incurred on or prior to the date of the applicable Indenture or thereafter incurred, (iii) with respect to Allied or AWNA, as the case may be, any Restricted Subsidiary of Allied or AWNA, as the case may be, or, in the case of the Senior Subordinated AWNA Indenture, any Guarantor, guarantees by such person of Senior Debt and (iv) amendments, modifications, renewals, extensions, refinancings and refundings of any such Debt; provided, however, the following shall not constitute Senior Debt: (A) any Debt owed to a Person when such Person is a Subsidiary of Allied or AWNA, as the case may be,
(B) any Debt which by the terms of the instrument creating or evidencing the same is pari passu or subordinate in right of payment to the applicable Senior Subordinated Debt Securities, (C) any Debt incurred in violation of the applicable Indenture or (D) any Debt which is subordinate in right of payment in any respect to any other Debt of Allied or AWNA, as the case may be. For purposes of this definition, "Debt" includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Allied or AWNA, as the case may be, whether or not a claim for post-petition interest is allowed in such proceeding).

     "Restricted Subsidiary" means, with respect to any series of Debt Securities, any Subsidiary of Allied or AWNA, as the case may be, which is not designated by the Company as an Unrestricted Subsidiary (as defined in any Prospectus Supplement relating to any series of Debt Securities) with respect to such series of Debt Securities upon the issuance of such series of Debt Securities.

     The subordination provisions described above will cease to be applicable to the applicable Senior Subordinated Debt Securities upon any defeasance or covenant defeasance of such Senior Subordinated Debt Securities as described under "-- Defeasance and Covenant Defeasance."

     The Senior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by Allied. Allied expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Senior Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Senior Subordinated Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Senior Subordinated Securities. (Section 3.1 of the Senior Subordinated Indenture)

GUARANTEES

     The Guarantors will, jointly and severally, on a senior basis, unconditionally guarantee (the "Senior Guarantees") the due and punctual payment of principal of (and premium, if any) and interest on the Senior AWNA Debt Securities. The Guarantors will, jointly and severally, on a senior subordinated basis, unconditionally guarantee (the "Senior Subordinated Guarantees" and, together with the Senior Guarantees (the "Guarantees")) the due and punctual payment of principal of (and premium, if any) and interest on the Senior Subordinated AWNA Debt Securities, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call for redemption or otherwise.

     The Senior Guarantees, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of the Guarantors, and will rank senior in right of payment to all subordinated obligations of the Guarantors. The Senior Subordinated Guarantees, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt of the Guarantors, including, in the case of Allied, all Senior Allied Debt Securities, and will rank pari passu in right of payment with all other senior subordinated obligations of the Guarantors. No payment will be made by any Guarantor under its Senior Subordinated Guarantee in respect of the Senior Subordinated AWNA Debt Securities during any period that payments by AWNA on the Senior Subordinated AWNA Debt Securities are suspended by the subordination provisions of the Senior Subordinated AWNA Indenture. (Sections 16.1, 16.2 and 16.3 of the Senior Subordinated Indentures)

     The AWNA Debt Securities Guarantees will remain in effect with respect to each Guarantor until the entire principal of premium, if any, and interest on the applicable AWNA Debt Securities shall have been paid in full or otherwise discharged in accordance with the provisions of the applicable Indenture; provided, however, that (i) with respect to each Guarantor, if the applicable AWNA Debt Securities are defeased and discharged as described under "-- Defeasance and Discharge," or (ii) with respect to each Subsidiary Guarantor, such Subsidiary Guarantor (x) ceases to be a Restricted Subsidiary or
(y) all or substantially all of the assets of such Subsidiary Guarantor or all of the capital stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by the Company or any of its Subsidiaries in a transaction in accordance with the Indenture, then in each case of (i) and (ii) above, such Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged from the applicable Guarantee obligations.

     Subject to payment in full of all Senior Debt of any Guarantor, the rights of the holders of the Senior Subordinated AWNA Debt Securities under the related Senior Subordinated Guarantees of such Guarantor will be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Guarantor applicable to Senior Debt of such Guarantor.

     Because Allied is a holding company, the rights of its creditors, including the Holders of the AWNA Debt Securities in the event the Guarantees are enforced, to share in the distribution of the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent Allied may itself be a creditor with recognized claims against the subsidiary. See "-- General" above.

DEFEASANCE AND COVENANT DEFEASANCE

     Defeasance and Discharge. Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, Allied or AWNA, as the case may be, will be discharged from any and all obligations in respect of the Debt Securities of, or within, any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to convert or exchange Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the relevant Trustee, in trust, of money and/or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and each installment of interest on such Debt Securities at the maturity of such payments in accordance with the terms of the applicable Indenture and such Debt Securities. (Sections
3.1 and 4.4 of each Indenture) Such a trust may only be established if, among other things, Allied or AWNA, as the case may be, delivers to the relevant Trustee an officer's certificate and opinion of counsel (who may be counsel to Allied or AWNA, as the case may be) stating that (A) either (i) Allied or AWNA, as the case may be, has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect that holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred and (B) all conditions precedent in the applicable Indenture relating to such defeasance have been complied with. (Section 4.6 of the Indenture)

     Defeasance of Certain Covenants and Certain Events of Default. Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, upon the deposit with the relevant Trustee, in trust, of money and/or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and each installment of interest on such Debt Securities at the maturity of such payments in accordance with the terms of such Indenture and such Debt Securities, Allied, or AWNA and the Guarantors, as the case may be, may omit to comply with certain covenants applicable to the Debt Securities of, or within, any series and the occurrence of any Event of Default described in clause (c) or clause (e) under the caption "Events of Default, Notice and Certain Rights on Default" above or any additional Event of Default established with respect to such series of Debt Securities pursuant to Section 3.1 of the applicable Indenture, shall not be deemed to be a Default or Event of Default under such Indenture and such Debt Securities. The obligations of Allied, or AWNA and the Guarantors, as the case may be, under such Indenture and such Debt Securities, other than with respect to the covenants referred to above, and the Events of Default, other than the Events of Default referred to above, shall remain in full force and effect. (Sections 3.1 and 4.5 of each Indenture) Such a trust may only be established if, among other things, Allied or AWNA, as the case may be, has delivered to the relevant Trustee an officer's certificate and opinion of counsel (who may be counsel to Allied or AWNA, as the case may be) to the effect that (A) holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred and (B) all conditions precedent in the applicable Indenture relating to such covenant defeasance have been complied with. (Section 4.6 of the Indenture)

     In addition, with respect to the Senior Subordinated Indenture, in order to be discharged or omit compliance with certain covenants as described above, no default in the payment of principal of, premium, if any, or interest on any Senior Debt shall have occurred and be continuing and no other event of default with respect to the Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date it would have become due and payable. (Section 4.6 of the Senior Subordinated Indenture)

     In the event Allied, or AWNA and the Guarantors, as the case may be, exercise its or their option to omit compliance with certain covenants of the Indenture with respect to such Debt Securities as described in the preceding paragraphs and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (c) or (e) under the caption "Events of Default, Notice and Certain Rights on Default" above, the amount of money and Government Obligations on deposit with the relevant Trustee will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, Allied, or AWNA and the Guarantors, as the case may be, would remain liable for any such deficiency.

NOTICES

     Notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register. (Section 1.6 of each Indenture)

OWNER OF DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, Allied, or AWNA and the Guarantors, as the case may be, the applicable Trustee and any agent of Allied, or AWNA and the Guarantors, as the case may be, or the applicable Trustee, may treat the person in whose name a Debt Security in registered form is registered, and may treat the bearer of a Debt Security in bearer form, as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes. (Section 3.8 of each Indenture)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12 of each Indenture)

THE TRUSTEE

     First Bank National Association, a national banking association, is the Trustee under each of the Indentures. First Bank National Association is also the Trustee under the Indenture dated as of May 15, 1997 (the "11.30% Indenture") relating to Allied's 11.30% Senior Discount Notes due 2007 and the Indenture dated as of December 1, 1996 (the "10 1/4% Indenture") relating to AWNA's 10 1/4% Senior Subordinated Notes due 2006. Pursuant to the provisions of the TIA, upon a default under any of the Senior Indentures, the Subordinated Indentures, the 11.30% Indenture or the 10 1/4% Indenture, First Bank National Association may be deemed to have a conflicting interest, by virtue of its acting as the Trustee under each of the Indentures, thereby requiring it to resign and be replaced by a successor Trustee under one or more of the Indentures, the 11.30% Indenture or the 10 1/4% Indenture.

                            DESCRIPTION OF WARRANTS

     Allied may issue Warrants, including Warrants to purchase Allied Debt Securities ("Debt Warrants"), Preferred Stock, Common Stock or other of its securities. Warrants may be issued independently or together with any such securities of Allied and may be attached to or separate from such securities of Allied. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between Allied and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto. The description of the terms of the Warrants that are set forth below and that will be set forth in the applicable Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement and warrant certificate relating to such Warrants.

DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the warrant certificates representing such Debt Warrants, including the following: (i) the specific designation of such Debt Warrants; (ii) the Debt Securities of Allied for which such Debt Warrants are exercisable; (iii) the aggregate number of such Debt Warrants; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price or prices at which such Debt Warrants will be issued; (v) the procedures and conditions relating to the exercise of such Debt Warrants; (vi) the designation and terms of any related Debt Securities of Allied with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (vii) the date, if any, on and after which such Debt Warrants and the related securities of Allied will be separately transferable; (viii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (ix) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (x) if applicable, a discussion of material United States Federal income tax considerations; (xi) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants; and (xii) the terms of the securities of Allied purchasable upon exercise of such Debt Warrants. Prior to the exercise of their Debt Warrants, holders of Debt Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

OTHER WARRANTS

     Allied may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the securities (which may include Preferred Stock or Common Stock) for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the designation and terms of the Preferred Stock or Common Stock with which such Warrants are issued, and the number of such Warrants issued with each such share of Preferred Stock or Common Stock; (v) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (vi) if applicable, a discussion of material United States Federal income tax considerations; and
(vii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants. The applicable Prospectus Supplement will also set forth (a) the amount of securities called for by such Warrants, and, if applicable, the amount of Warrants outstanding, and (b) information relating to provisions, if any, for a change in the exercise price or the expiration date of such Warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of their Warrants for shares of Preferred Stock or Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase for cash or other consideration such principal amount or such number of securities of Allied or AWNA, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby at any time up to the close of business on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date (or such later expiration date as may be extended by Allied), unexercised Warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, Allied will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

MODIFICATIONS

     Each Warrant Agreement and the terms of the Warrants and the Warrant Certificates issued thereunder may be amended by Allied and the applicable Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which Allied may deem necessary or desirable and which will not adversely affect the interests of the holders in any material respect.

                              PLAN OF DISTRIBUTION

     Allied or AWNA may sell Securities to or through one or more underwriters or dealers and also may sell Securities directly to institutional investors or other purchasers, or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters or agents may receive compensation from Allied or AWNA or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from Allied and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Allied or AWNA will be described, in the related Prospectus Supplement.

     Under agreements which may be entered into by Allied and/or AWNA, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by Allied and AWNA against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the related Prospectus Supplement, Allied or AWNA will authorize underwriters or other persons acting as Allied's or AWNA's agents to solicit offers by certain institutions to purchase Securities from Allied or AWNA pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Allied or AWNA. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Certain of the underwriters or agents and their associates may engage in transactions with and perform services for Allied, AWNA or their respective affiliates in the ordinary course of their respective businesses.

     The Securities may or may not be listed on a national securities exchange or Nasdaq (other than the Common Stock, which is listed on the Nasdaq National Market tier of Nasdaq). Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the Nasdaq National Market tier of Nasdaq. No assurances can be given that there will be an active trading market for the Securities.

                             VALIDITY OF SECURITIES

     The validity of the Securities will be passed upon for Allied and AWNA by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations, New York, New York, and for the underwriters, dealers or agents, if any, by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The audited consolidated financial statements of Allied incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

     The audited consolidated financial statement of Laidlaw Solid Waste Management Group incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Coopers & Lybrand, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT OR IN THE AFFAIRS OF ALLIED OR AWNA SINCE THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    3
Use of Proceeds.......................    3
Ratio of Earnings to Fixed Charges and
  Earnings to Fixed Charges and
  Preferred Stock Dividends...........    4
Description of Capital Stock..........    4
Description of Debt Securities and
  Guarantees..........................    7
Description of Warrants...............   19
Plan of Distribution..................   21
Validity of Securities................   21
Experts...............................   22

======================================================

======================================================

                                  ALLIED WASTE
                                INDUSTRIES, INC.

          COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES AND WARRANTS

                                  ALLIED WASTE
                              NORTH AMERICA, INC.

                                DEBT SECURITIES

 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST UNCONDITIONALLY GUARANTEED
           BY ALLIED WASTE INDUSTRIES, INC. AND SUBSIDIARY GUARANTORS

                                      LOGO

                              --------------------
                                   PROSPECTUS
                              --------------------
                                              , 1997

             ======================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

    SEC registration fee.....................................................  $  242,424
    Nasdaq listing fee.......................................................  $   17,500
    Blue sky fees and expenses...............................................  $   15,000
    Legal fees and expenses..................................................  $  200,000
    Accounting fees and expenses.............................................  $  150,000
    Printing and engraving expenses..........................................  $  250,000
    Transfer agent and registrar fees and expenses...........................  $   10,000
    Trustees' fees and expenses..............................................  $   15,000
    Rating agency fees.......................................................  $  100,000
    Miscellaneous............................................................  $   50,076
                                                                               ----------
              Total..........................................................  $1,050,000
                                                                                =========

---------------
 * Except for the SEC registration fee, all of the foregoing expenses have been estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

     Allied's Certificate of Incorporation and Bylaws require Allied to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by Allied with its executive officers and certain other key employees, Allied must indemnify such officers and employees in the same manner and to the same extent that Allied is required to indemnify its directors under Allied's Bylaws. Allied's Certificate limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     Allied has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. Allied has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.

ITEM 16.  EXHIBITS

     The following is a list of all the exhibits filed as part of the Registration Statement.

 NUMBER                                      DESCRIPTION
-------- ------------------------------------------------------------------------------------
 4.1 --  Amended Certificate of Incorporation of Allied (Incorporated herein by reference to
         Exhibit 3.1 to Allied's report on Form 10-K for the fiscal year ended December 31,
         1996)
 4.2 --  Certificate of Designation, Preferences, Rights and Limitations of 7% Cumulative
         Convertible Preferred Stock, par value $.10 per share, dated April 27, 1997
         (Incorporated herein by reference to Exhibit 3.2 to Allied's Post-Effective
         Amendment No. 1 to Allied's Registration Statement on Form S-1 (No. 33-75070).
 4.3 --  Amended and Restated Bylaws of Allied (Incorporated herein by reference to Exhibit
         10.1 to Allied's Quarterly Report on Form 10-Q for the quarter ended September 30,
         1996).
 4.4 --  Form of Senior Indenture between Allied and First Bank National Association, as trustee.
 4.5 --  Form of Senior Subordinated Indenture between Allied and First Bank National
         Association, as trustee.
 4.6 --  Form of Senior Indenture by and among AWNA, Allied, as guarantor, the Subsidiary
         Guarantors named therein and First Bank National Association, as trustee.
 4.7 --  Form of Senior Subordinated Indenture by and among AWNA, Allied, as guarantor, the
         Subsidiary Guarantors named therein and First Bank National Association, as trustee.
 5.1 --  Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Allied and AWNA, as to the legality of the securities being offered*
12.1 --  Statement regarding computation of ratios of earnings to fixed charges (incorporated by reference to Exhibit 12 to Allied's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and to Exhibit 12 to Allied's Quarterly Report on Form
         10-Q for the quarter ended March 31, 1997)
12.2 --  Statement regarding computation of ratios of earnings to fixed charges and preferred stock dividends.
23.1 --  Consent of Arthur Andersen LLP
23.2 --  Consent of Coopers & Lybrand
23.3 --  Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)*
24  --   Powers of Attorney for Allied and AWNA relating to subsequent amendments (included on pages II-5 and II-7 of the Registration Statement)
25.1 --  Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Bank
         National Association (separately bound)*
25.2 --  Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Bank
         National Association (separately bound)*
25.3 --  Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Bank
         National Association (separately bound)*
25.4 --  Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Bank
         National Association (separately bound)*

---------------
* To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Allied and AWNA (the "Registrants") hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1) (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Allied's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions permitted under Item 15 above or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person in connection with the securities being registered hereby, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) Each of the undersigned Registrants hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of each of the Trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Allied Waste Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 1st day of July, 1997.

                                          Allied Waste Industries, Inc.

                                          By:      /s/ ROGER A. RAMSEY
                                            ------------------------------------
                                                      Roger A. Ramsey
                                             Chairman of the Board of Directors
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Roger A. Ramsey, Henry L. Hirvela, Peter S. Hathaway and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 1997.

                SIGNATURE                                         TITLE
------------------------------------------  -------------------------------------------------
           /s/ ROGER A. RAMSEY              Chairman of the Board of Directors and Chief
------------------------------------------    Executive Officer (Principal Executive Officer)
             Roger A. Ramsey

        /s/ THOMAS H. VAN WEELDEN           Director, President and Chief Operating Officer
------------------------------------------
          Thomas H. Van Weelden
           /s/ HENRY L. HIRVELA             Vice President -- Chief Financial Officer
------------------------------------------    (Principal Financial Officer)
             Henry L. Hirvela

          /s/ PETER S. HATHAWAY             Vice President -- Chief Accounting Officer
------------------------------------------    (Principal Accounting Officer)
            Peter S. Hathaway

            /s/ DANIEL J. IVAN              Director, Vice President
------------------------------------------
              Daniel J. Ivan

            /s/ NOLAN LEHMANN               Director
------------------------------------------
              Nolan Lehmann

                SIGNATURE                                         TITLE
------------------------------------------  -------------------------------------------------


           /s/ ALAN B. SHEPARD              Director
------------------------------------------
             Alan B. Shepard

                                            Director
------------------------------------------
             Robert G. Reedy

           /s/ BRIAN A. O'LEARY             Director
------------------------------------------
             Brian A. O'Leary

            /s/ MICHAEL GROSS               Director
------------------------------------------
              Michael Gross

           /s/ DAVID B. KAPLAN              Director
------------------------------------------
             David B. Kaplan

          /s/ ANTONY P. RESSLER             Director
------------------------------------------
            Antony P. Ressler

                                            Director
------------------------------------------
             Howard A. Lipson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Allied Waste North America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 1st day of July, 1997.

                                          Allied Waste North America, Inc.

                                          By: /s/    ROGER A. RAMSEY
                                            ------------------------------------
                                                      Roger A. Ramsey
                                             Chairman of the Board of Directors
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Roger A. Ramsey, Henry L. Hirvela, Peter S. Hathaway and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 1997.

                SIGNATURE                                         TITLE
------------------------------------------  -------------------------------------------------

           /s/ ROGER A. RAMSEY              Chairman of the Board of Directors and Chief
------------------------------------------    Executive Officer (Principal Executive Officer)
             Roger A. Ramsey

        /s/ THOMAS H. VAN WEELDEN           Director, President and Chief Operating Officer
------------------------------------------
          Thomas H. Van Weelden
           /s/ HENRY L. HIRVELA             Director, Vice President -- Chief Financial
------------------------------------------    Officer
             Henry L. Hirvela                 (Principal Financial Officer)

          /s/ PETER S. HATHAWAY             Vice President -- Chief Accounting Officer
------------------------------------------    (Principal Accounting Officer)
            Peter S. Hathaway

                                 EXHIBIT INDEX

NUMBER                                          DESCRIPTION
------       ----------------------------------------------------------------------------------
   4.1   --  Amended Certificate of Incorporation of Allied (Incorporated herein by reference to Exhibit 3.1 to Allied's report on Form 10-K for the fiscal year ended December
             31, 1996)
   4.2   --  Certificate of Designation, Preferences, Rights and Limitations of 7% Cumulative
             Convertible Preferred Stock, par value $.10 per share, dated April 27, 1997
             (Incorporated herein by reference to Exhibit 3.2 to Allied's Post-Effective
             Amendment No. 1 to Allied's Registration Statement on Form S-1 (No. 33-75070).
   4.3   --  Amended and Restated Bylaws of Allied (Incorporated herein by reference to Exhibit
             10.1 to Allied's Quarterly Report on Form 10-Q for the quarter ended September 30,
             1996).
   4.4   --  Form of Senior Indenture, between Allied and First Bank National Association, as trustee.
   4.5   --  Form of Senior Subordinated Indenture, between Allied and First Bank National
             Association, as trustee.
   4.6   --  Form of Senior Indenture, by and among AWNA, Allied, as guarantor, the Subsidiary
             Guarantors named therein and First Bank National Association, as trustee.
   4.7   --  Form of Senior Subordinated Indenture, by and among AWNA, Allied, as guarantor, the Subsidiary Guarantors named therein and First Bank National Association, as trustee.
   5.1   --  Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Allied and AWNA, as to the legality of the securities being offered*
  12.1   --  Statement regarding computation of ratios of earnings to fixed charges
             (incorporated by reference to Exhibit 12 to Allied's Annual Report on Form 10-K
             for the fiscal year ended December 31, 1996 and to Exhibit 12 to Allied's
             Quarterly Report on Form 10-Q for the quarter ended March 31, 1997)
  12.2   --  Statement regarding computation of ratios of earnings to fixed charges and preferred stock dividends.
  23.1   --  Consent of Arthur Andersen LLP
  23.2   --  Consent of Coopers & Lybrand
  23.3   --  Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)*
    24   --  Powers of Attorney for Allied and AWNA relating to subsequent amendments (included on pages II-5 and II-7 of the Registration Statement)
  25.1   --  Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Bank
             National Association (separately bound)*
  25.2   --  Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Bank
             National Association (separately bound)*
  25.3   --  Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Bank
             National Association (separately bound)*
  25.4   --  Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Bank
             National Association (separately bound)*

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* To be filed by amendment.